Exhibit 99.6

Certificate of Designation

of the Preferred Stock of

BIO-key International, Inc.

to be Designated

Series B Convertible Preferred Stock

The undersigned officer of BIO-key International, Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation (the “Board”) in accordance with Section 151 of the General Corporation Law of Delaware on December 31, 2005:

RESOLVED:          That, in accordance with the Certificate of Incorporation of the Corporation (the “Charter”), a series of the Preferred Stock, $.0001 par value per share, of the Corporation (the “Preferred Stock”), be and it hereby is established, consisting of 1,000,000 shares, to be designated “Series B Convertible Preferred Stock”; and that, subject to the limitations provided by law and the Charter, the powers, designations, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions upon, the Series B Convertible Preferred Stock shall be as follows:

Section 1.  Designation and Amount.

The shares of such series shall be designated as the “Series B Convertible Preferred Stock” (the “Series B Shares”) and the number of shares initially constituting such series shall be One Million (1,000,000) which may be issued in whole or fractional shares.

Section 2.  Dividends and Distributions.

(a)           The Corporation shall not declare, pay or set aside any dividend on shares of its Series A Convertible Preferred Stock, $.0001 par value per share (the “Series A Preferred Stock”), unless the holders of Series B Shares shall simultaneously receive dividends, when and as declared by the Board, at a rate of fifteen percent (15%) of the Series B Original Issue Price (as defined below) per annum on each outstanding Series B Share, which shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on the Common Stock, $.0001 par value per share, of the Corporation (the “Common Stock”) or any other securities of the Corporation.  No dividend shall be declared and/or paid on any shares of Common Stock or shares of Series A Preferred Stock (the “Series A Shares”) unless a dividend is also declared and/or paid on the Series B Shares.  The dividends on the Series B Shares shall accrue from the date of issuance of each share and shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year (each a “Dividend Date”) commencing on April 1, 2006, except that if any such date is a Saturday, Sunday or legal holiday (a “Non-Business Day”) then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday on which banks in the State of Delaware are permitted to be closed (a “Business Day”) to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors (the “Record Date”).  The dividends shall be payable, at the election of the Corporation, in cash or shares of Common Stock (the “Series B Payments-in-Kind”) in accordance with Section 2(b) below.  The amount of dividends payable on the Series B Shares for any period that is shorter or longer than 30 days shall be computed on the basis of a 360-day year of twelve 30-day months.

(b)           Each Series B Payment-in-Kind shall be equal in amount to that number of shares of Common Stock for which the dividend is paid that is equal in number to (i) the aggregate cash dividends payable with respect to such Series B Shares on the Record Date, divided by (ii) the average closing bid price for one share of Common Stock, as reported by Bloomberg, L.P. (or such successor to its function of reporting share prices) during the ten (10) consecutive trading day period ending on the Record Date.  Certificates representing the Common Stock issuable in payment of any Series B Payment-in-Kind shall be delivered to each holder entitled to receive such Series B Payment-in-Kind (in appropriate denominations) on the Dividend Date.

(c)           Notwithstanding anything to the contrary herein, none of the Corporation’s obligations to the holders of Series B Shares under this Section 2 or Section 7(b) may be converted into Common Stock nor may the Corporation exercise its rights under Sections 5(h) or 7(a) in each case without the consent of such holders unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement dated as of the Series B Original Issue Date by and among the Corporation and the holders of the Series B Shares) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of the Common Stock is available pursuant to Rule 144(k) of the Securities Act and (ii) no default on the part of the Corporation hereunder or under the Securities Purchase Agreement or the Related Agreements (as defined in the Securities Purchase Agreement), including without limitation any Event of Default, as such term was used in the Notes (as defined in the Securities Purchase Agreement), exists and is continuing, unless such default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

(d)           The holders of Series B Shares shall not be entitled to receive any dividends or other distributions with respect to the Series B Shares except as provided in this Certificate of Designation of Series B Shares and the Securities Purchase Agreement dated as of the Series B Original Issue Date by and among the Corporation and the holders of the Series B Shares (the “Securities Purchase Agreement”).

Section 3.  Voting Rights.

Except as provided (a) by applicable law, (b) in the Securities Purchase Agreement or (c) in this Certificate of Designation, the holders of the Series B Shares shall have no voting rights.

Section 4.  Liquidation, Dissolution, Winding Up or Certain Mergers or Consolidations.

If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, or, unless approved by the holders of the outstanding Series B Shares, engage in a merger, plan of reorganization or consolidation in which the entity is not the surviving Corporation, then and in that event, no distribution shall be made to the holders of shares of Common Stock unless, prior thereto, the holders of the Series B Shares shall have received an amount in cash or equivalent value in securities or other consideration equal to the Liquidation Preference thereof on a pari passu basis with the liquidation preference paid to the holders of then outstanding Series A Preferred Stock.

If upon any liquidation, dissolution, winding up, merger, plan of reorganization or consolidation, the amount so payable or distributable does not equal or exceed the Liquidation Preference of the Series B Shares and the Series A Shares, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably among the holders of the Series B Shares and the Series A Shares.  For the purposes hereof, the term “Liquidation Preference” shall mean $1.00 per share with respect to each of the Series B Shares, plus any and all accrued unpaid dividends thereon.

Section 5.  Conversion.

(a) (i) Subject to the provisions for adjustment hereinafter set forth and the limitation of the number of shares of Common Stock issuable upon conversion set forth in Section 5(a)(ii) below, commencing upon issuance, each Series B Share and accrued dividend amount with respect thereto (whether or not declared) shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for the Series B Shares, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the “Series B Original Issue Price” (as defined below) by the “Conversion Price” (as defined below).  The “Series B Original Issue Price” is equal to $1.00 per Series B Share.  The initial “Conversion Price” shall be equal to $0.70.  Upon conversion, all accrued or declared but unpaid dividends on the Series B Shares shall be paid in shares of Common Stock in the manner provided for Series B Payment-in-Kind in Section 2(b); provided, that the date of conversion of such Series B Shares shall be the “Record Date” for the purpose of calculating the Series B Payment-in-Kind.

(ii)  Notwithstanding anything contained herein to the contrary, in no event (except while there is outstanding a tender offer for any or all of the shares of the Corporation’s Common Stock) shall (x) any holder of any Series B Shares be entitled to convert Series B Shares, (y) the Corporation have the obligation to issue shares upon such conversion of any Series B Shares or in payment of any Series B Payment-in-Kind, or (z) the Company be able to exercise its rights under Sections 5(h) or 7(a), to the extent that, after such conversion the sum of (A) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Shares or unexercised portion of any warrants or other securities convertible into shares of Common Stock of the Corporation beneficially owned by such holder), and (B) the number of shares of Common Stock issuable upon the conversion of the Series B Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation (after taking into account the shares to be issued to such Holder upon such conversion).  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), except as otherwise provided in clause (A) of such sentence.  Notwithstanding the foregoing, each holder of Series B Shares may elect to convert such shares and/or convert or exercise any other convertible or exchangeable instrument in order to become the beneficial owner of up to 4.99% of the outstanding shares of Common Stock of the Corporation.

(b) Adjustments to Conversion Price:

(i)            The following definitions shall apply for purposes of this Section:

(A)          “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(B)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(C)           “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(b)(iii), deemed to be issued) by the Corporation after the Series B Original Issue Date (as defined below), other than shares of Common Stock issued or issuable:

(i)            upon conversion of the Series B Shares or the Series A Shares;

(ii)           in a transaction described in Section 5(b)(vi);

(iii)          pursuant to the terms of any stock grant, option, warrant, employment agreement, convertible debt or other written obligation, agreement or commitment to which the Corporation was a party as of the Series B Original Issue Date (as defined below) (including up to Four Million (4,000,000) shares of Common Stock reserved for issuance under the Company’s 2004 Stock Incentive Plan);

(iv)          by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i), (ii) or (iii); or

(v)           pursuant to options that may be issued under any other employee incentive stock option and/or any qualified stock option plan adopted by the Borrower so long as the aggregate amount of such issuances from and after March 3, 2004 do not exceed One Million (1,000,000) shares of Common Stock or securities convertible into Common Stock (iii) (provided, however that the Borrower may not amend any current options, warrants, or other obligations to issue shares set forth in clauses (ii) and (iii) without the prior written consent of (x) The Shaar Fund, Ltd., (y) Longview Fund, L.P. and (z) Longview Special Finance); or

(iv) pursuant to an acquisition by the Company, whether structured as an asset purchase, stock purchase or merger).

(D)          “Series B Original Issue Date” shall mean the date on which the Convertible Notes of the Corporation which converted into Series B Shares were issued.

(ii)           No Adjustment of Conversion Price:  No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is issued for consideration less than the Conversion Price in effect on the date of such issuance.

(iii)          Deemed Issue of Additional Shares of Common Stock:

(A)          Options and Convertible Securities:  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefore, the exercise of such Options and conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(b)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i)            except as provided in Section 5(b)(iii)(A)(ii) hereof, no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)           if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

(iii)          no readjustment pursuant to clause (ii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv)          Adjustment of Conversion Rate Upon Issuance of Additional Shares of Common Stock: In the event the Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price shall automatically be reduced to a price equal to the lowest per share consideration received or to be received by the Corporation in connection with such issuance.

(v)           Determination of Consideration.  For purposes of this Section, the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)          Cash and Property:  Such consideration shall:

(i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;

(ii)           insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

(iii)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

(B)           Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(b)(iii)(A), relating to Options and Convertible Securities, shall be determined by dividing

(i)            the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)          Other Adjustments:

(A)          Subdivisions, Combinations, or Consolidations of Common Stock:  In the event the outstanding shares of Common Stock shall be subdivided, combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

(B)           Reclassifications:  In the case, at any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger (i) in which the Corporation is the continuing entity and which does not result in any change in the Common Stock or (ii) which is treated as a liquidation pursuant to Section 4 hereof), the Series B Shares shall, after such reorganization, reclassification, consolidation or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation or merger such holder had converted its Series B Shares into Common Stock.  The provisions of this Section 5(b) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

(c)           Fractional Shares.  In lieu of any fractional shares to which the holder of a Series B Share would otherwise be entitled upon conversion, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors in the good faith exercise of its reasonable business judgment.

(d)           Miscellaneous:

(i)            All calculations under this Section 5 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)           The holders of at least 50% of the outstanding Series B Shares shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 5, in which case such determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

(iii)          No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01.  Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Rate.

(e)           No Impairment.  The Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Shares against impairment.

(f)            Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock,

solely for the purpose of effecting the conversion of the Series B Shares and payment of dividends thereon, such number of its shares of Common Stock as shall from time to time be sufficient to effect (i) the conversion of all outstanding Series B Shares and (ii) the payment of three (3) years of dividends less any dividends previously paid on the Series B Shares as provided in Section 2(b).  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series B Shares and the payment of such dividends, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g)           Mechanics of Conversion.

(i)            In the event that a holder of Series B Shares elects to convert all or a portion of the outstanding Series B Shares then held by it into Common Stock in accordance herewith, such holder shall give notice of such election by delivering a written notice of conversion in the form attached as Exhibit D to the Securities Purchase Agreement (“Notice of Conversion”) by facsimile or otherwise to the Corporation, which Notice of Conversion shall provide a breakdown in reasonable detail of the number of Series B Shares and accrued dividends being converted.  Each date on which a Notice of Conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date.  No certificate representing Series B Shares shall be required to be surrendered to the Corporation until all such shares have been converted in accordance herewith.

(ii)           Pursuant to the terms of the Notice of Conversion, the Corporation will issue instructions to the transfer agent accompanied by an opinion of counsel, if required under applicable securities laws, within one (1) business day of the date of the delivery to the Corporation of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the shares of Common Stock issuable upon such conversion to such holder by crediting the account of such holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) business days after receipt by the Corporation of the Notice of Conversion.  In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion.  Such holder shall be treated for all purposes as the record holder of such Common Stock, unless the holder provides the Corporation written instructions to the contrary.

(h)           Mandatory Conversion.

(i)            If during the thirty (30) consecutive trading day period occurring prior to January 1, 2009, the average closing bid price for one share of Common Stock, as reported by Bloomberg, L.P. (or such successor to its function of reporting share prices), is at least $1.10 (subject to proportionate adjustment in the event of any stock splits or similar events), all outstanding Series B Shares shall automatically be converted into shares of Common Stock, at the then effective conversion rate.  Upon conversion, all accrued or declared but unpaid dividends on the Series B Shares shall be paid in shares of Common Stock in the manner provided for Series B Payment-in-Kind in Section 2(b); provided, that the date of conversion of such Series B Shares shall be the “Record Date” for the purpose of calculating the Series B Payment-in-Kind.

(ii)           Notice of such mandatory conversion (“Mandatory Conversion Notice”) shall be given, if at all, by the Corporation with respect to the Series B Shares within three (3) business days after January 1, 2009 and shall be delivered in the manner set forth in Section 11.8 of the Securities Purchase Agreement to each holder of record (at the close of business on the business day preceding the day on which notice is given) of the Series B Shares, for the purpose of notifying such holder of the redemption to be effected.  Upon receipt of such notice, each holder of the Series B Shares shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5.  Upon conversion, all outstanding Series B Shares shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series B Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Shares has been converted, and payment of any declared but unpaid dividends thereon.

Section 6.  Reports as to Adjustments.

Whenever the Conversion Price or the type of securities, cash or other property into which the Series B Shares may be converted is adjusted as provided in Section 5 hereof, the Corporation shall promptly mail to the holders of record of the outstanding Series B Shares at their respective addresses as the same shall appear in the Corporation’s stock records, a notice stating that the Conversion Price has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each Series B Share is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment became effective.

Section 7.  Redemption.

(a)           Optional Redemption.

(i)            The Corporation may, at its election, redeem all remaining outstanding Series B Shares, or any portion thereof (to the extent that the funds of the Corporation are legally available for redemption of such Series B Shares), by paying to each holder of such Series B Shares an amount in cash equal to $1.20 per Series B Share, together with all accrued and unpaid dividends thereon (the “Optional Redemption Price”) outstanding on the Optional Redemption Payment Date.

(ii)           Notice of redemption (“Optional Redemption Notice”) shall be given by the Corporation with respect to the Series B Shares being redeemed pursuant to Section 7(a) specifying the date for such optional redemption (the “Optional Redemption Payment Date”) which date shall be thirty (30) days after the date of the Redemption Notice (the “Optional Redemption Period”).  The Optional Redemption Notice shall be delivered in the manner set forth in Section 11.8 of the Securities Purchase Agreement to each holder of record (at the close of business on the business day preceding the day on which such notice is given) of the Series B Shares, for the purpose of notifying such holder of the redemption to be effected.

(iii)          Upon receipt of an Optional Redemption Notice, each holder of Series B Shares shall have twenty (20) days to convert such holder’s Series B Shares into Common Stock pursuant to Section 5 hereof.

(iv)          On the Optional Redemption Payment Date, the Corporation shall pay by cash or wire transfer of immediately available funds to the person whose name appears on the certificate or certificates of the Series B Shares that (i) shall not have been converted pursuant to Section 5 hereof and (ii) shall have been surrendered to the Corporation in the manner and at the place designated in the Optional Redemption Notice, the Optional Redemption Price, and thereupon each surrendered certificate shall be canceled.

(v)           From and after the Optional Redemption Payment Date, unless there shall have been a default in payment of the Optional Redemption Price, all rights of the holders of the Series B Shares (except the right to receive the Optional Redemption Price subsequent to the Optional Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  If for any reason the Corporation shall not have paid the Optional Redemption Price to the holders of Series B Shares on the Optional Redemption Payment Date, all rights of the holders of the Series B Shares and obligations of the Corporation provided herein shall continue until the Optional Redemption Price is paid in full.

(b)           Mandatory Redemption.

(i)            Prior to January 1, 2009 (the “Mandatory Redemption Date”), there shall be no redemption of the Series B Shares, except as provided in Section 7(a).  If during the thirty (30) consecutive trading day period occurring prior to the Mandatory Redemption Date, the average closing bid price for one share of Common Stock, as reported by Bloomberg, L.P. (or such successor to its function of reporting share prices), is less than $1.10 (subject to proportionate adjustment in the event of any stock splits or similar events) (the “Period”), the Corporation shall, within ten (10) days after the Mandatory Redemption Date, redeem all remaining outstanding Series B Shares by paying to each holder of such Series B Shares an amount in cash equal to $1.00 per Series B Share, together with all accrued and unpaid dividends thereon (whether or not decalred) (the “Mandatory Redemption Price”).

(ii)           Notice of redemption (“Mandatory Redemption Notice”) shall be given by the Corporation with respect to the Series B Shares immediately after the Period and shall be delivered in the manner set forth in Section 11.8 of the Securities Purchase Agreement, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of the Series B Shares, for the purpose of notifying such holder of the redemption to be effected.

(iii)          On the Mandatory Redemption Date, the Corporation shall pay by cash or wire transfer of immediately available funds to the person whose name appears on the certificate or certificates of the Series B Shares that (i) shall not have been converted pursuant to Section 5 hereof and (ii) shall have been surrendered to the Corporation in the manner and at the place designated in the Mandatory Redemption Notice, the Mandatory Redemption Price, and thereupon each surrendered certificate shall be canceled.

(iv)          If the funds of the Corporation legally available for redemption of the Series B Shares are insufficient to redeem the total number of Series B Shares outstanding on the Mandatory Redemption Date, the Series B Shares shall be redeemed (on a pro rata basis from the holders of the Series B Shares, from time to time), to the extent the Corporation is legally permitted to do so, and the redemption obligations of the Corporation hereunder will be a continuing obligation until the Corporation’s redemption of all of the Series B Shares.  Pending such total redemption, any outstanding shares of Series B Preferred Stock shall remain convertible in accordance herewith.

(v)           From and after the Mandatory Redemption Date, unless there shall have been a default in payment of the Mandatory Redemption Price, all rights of the holders of the Series B Shares (except the right to receive the Mandatory Redemption Price subsequent to the Mandatory Redemption Date upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  If for any reason the Corporation shall not have paid the Mandatory Redemption Price to the holders of Series B Shares on the Mandatory Redemption Date, all rights of the holders of the Series B Shares and obligations of the Corporation provided herein shall continue until the Mandatory Redemption Price is paid in full.

Section 8.  Reacquired Shares.

Any Series B Shares converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of Delaware.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.0001 par value per share, of the Corporation and may be reissued as part of another series of Preferred Stock, $.0001 par value per share, of the Corporation.

Section 9.  Protective Provisions.  So long as any of the Series B Shares are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding Series B Shares:

(a)           alter or change the rights, preferences or privileges of the Series B Shares;

(b)           create or issue any new class or series of capital stock that is pari passu with, or has a preference over, the Series B Shares as to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation (“Senior Securities”), or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series B Shares;

(c)           increase the authorized number of shares of Series B Shares;

(d)           do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series B Shares under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);

(e)           engage in a reverse stock split or other similar transaction with respect to the Common Stock;

(f)            authorize, create, designate, issue or sell any class or series of preferred stock of the Corporation (including, but not limited to, Series B Shares or other shares of preferred stock or treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock (other than any such rights, options, warrants or other securities convertible into or exercisable or exchangeable for Common Stock issued to employees of the Corporation in the ordinary course of their employment) or any debt security which by its terms is convertible into or exchangeable for any Common Stock of the Corporation.

The approval requirement contained in this Section 9 shall apply to any action taken by officers, directors or shareholders of the Corporation resulting in any of the effects described in clauses (a) - (f) above, regardless of the form such action takes.

FURTHER

RESOLVED:  That such certificate of designation be, and it hereby is, approved and adopted by the Board; and that the officers of the Corporation, or any of them, hereby are authorized and directed to execute and file such certificate of designation with the Secretary of State of the State of Delaware; that the Board hereby is authorized to issue such shares of Series B Convertible Preferred Stock from time to time and for such consideration and on such terms as the Board may determine; and that a sufficient number of shares of Common Stock hereby is reserved for issuance upon conversion of the Series B Convertible Preferred Stock.

IN WITNESS WHEREOF, BIO-key International, Inc. has caused this Certificate of Designation to be signed by its duly authorized officer on this 20th day of January, 2006.

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title: